EXHIBIT 4.1

CONSENT OF MAJORITY HOLDERS OF
15% SECURED CONVERTIBLE PROMISSORY NOTES DATED JANUARY 13, 2006

This Consent is executed and delivered on this 22nd day of January 2007 by the undersigned holders of at least a majority in outstanding principal amount of those certain 15% Secured Convertible Promissory Notes issued by Matritech, Inc. (the “Borrower”) on January 13, 2006 (the “Series A Notes”) pursuant to the Securities Purchase Agreement, dated as of January 13, 2006, by and among the Borrower and the purchasers party thereto (the “Series A Purchase Agreement”). The undersigned holders of at least a majority in outstanding principal amount of the Series A Notes shall be referred to as the “Majority Holders.” All capitalized terms used in this Consent but not otherwise defined herein shall have the meanings ascribed to such terms in the Series A Purchase Agreement.

WHEREAS, the parties have determined that it is in the best interests of the Borrower and all the holders of the Series A Notes that the following consents and directions be made.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Pursuant to the provisions of Article VIII.C(v) and (vi) of the Series A Notes, the Majority Holders hereby consent to the issuance by the Borrower of Series B 15% Secured Convertible Promissory Notes, in an aggregate principal amount of not more than $4.5 million (the “Series B Notes”), which Series B Notes shall rank on a pari passu basis with the Series A Notes as to repayment and to security.

2. Pursuant to the provisions of Section 8(c) of the Series A Purchase Agreement, the Majority Holders hereby direct the Collateral Agent to consent to, and to enter into, an amendment and restatement of the Security Agreement, dated January 13, 2006, by and between the Collateral Agent (on behalf of itself and the holders of the Series A Notes) and the Borrower, to enable the holders of the Series B Notes to have a pari passu position with the holders of the Series A Notes as to the security interest granted under such agreement, and further direct the Collateral Agent to consent to, and to enter into an amendment and restatement of the Contingent License Agreement, dated January 13, 2006, by and between the Collateral Agent (on behalf of itself and the holders of the Series A Notes) and the Borrower, to enable the holders of the Series B Notes to have a pari passu position with the holders of the Series A Notes as to the license granted under such agreement.

3. The indebtedness represented by the Series B Notes, which indebtedness is permitted by this Consent, will be in addition to and not in lieu of the indebtedness permitted by clauses (a) and (b) of Article VIII.C(v) of the Series A Notes.

4. Except as expressly set forth herein or as set forth in any separate instrument that may be executed by the Majority Holders and the Borrower contemporaneously herewith, (a) the original terms and conditions of the Series A Notes shall remain in full force and effect; (b) this Consent shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Series A Notes or to be a waiver of any Event of Default as defined in the Series A Notes whether arising before or after the date hereof or as a result of the transactions contemplated hereby (except for the specific consents referenced above, which shall be limited to their express terms and effective only for the specific instance and for the specific purpose specified herein); and (c) this Consent shall not preclude the future exercise of any right, remedy, power or privilege available to the holders of the Series A Notes whether under the Series A Notes or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Series A Notes.

5. This Consent may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned Borrower and the Majority Holders have caused this Consent to be executed as of the day first above written.

Borrower:

Matritech, Inc.

By: /s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

[Signature Page to Consent]

IN WITNESS WHEREOF, the undersigned Borrower and the Majority Holders have caused this Consent to be executed as of the day first above written.

Holders:

SDS Capital Group SPC, Ltd., on behalf of its Class D segregated portfolio

By: /s/ Steve Derby
Name: Steven Derby
Title:  Director
Value of Series A Note: $1,656,667.00

ProMed Partners, L.P.

By: /s/ David B. Musket
Name:  David B. Musket
Title:  Managing Director
Value of Series A Note: $159,155.21

ProMed Offshore Fund, Ltd.

By: /s/ David B. Musket
Name:  David B. Musket
Title:  Managing Director
Value of Series A Note: $27,283.75

ProMed Offshore Fund II, Ltd.

By: /s/ David B. Musket
Name:  David B. Musket
Title:  Managing Director
Value of Series A Note: $1,011,477.71

H&Q Life Science Investors

By: /s/ Daniel R. Omstead
Name: Daniel R. Omstead
Title: President
Principal Amount of Series A Note: $1,916,667

The name H&Q Life Science Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust Dated April 21, 1987, as amended, and all persons dealing with H&Q Life Science Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Science Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Life Science Investors.
[Signature Page to Consent]

IN WITNESS WHEREOF, the undersigned Borrower and the Majority Holders have caused this Consent to be executed as of the day first above written.

Alpha Capital AG

By: /s/ Konrad Ackerman
Name: Konrad Ackerman
Title: Director
Value of Series A Note: $29,166.67

Bristol Investment Fund, Ltd.

By: /s/ Paul Kessler
Name: Paul Kessler
Title: Director
Value of Series A Note: $465,336.67

[Signature Page to Consent]